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Exhibit 77Q1(b)
Copy of text described in sub-item 77D

Amendments to Investment Practice

Resolution 1

Blue Chip and Aggressive Growth Portfolios

WHEREAS, the investment practice of the Blue Chip and Aggressive Growth Portfolios currently restricts the Portfolios from purchasing additional securities when any borrowings from banks exceed 5% of the Portfolio's assets; and

WHEREAS, A I M Capital Management, Inc., portfolio manager of the Blue Chip and Aggressive Growth Portfolios, desires that the Portfolios' investment practice be amended to remove the restriction; therefore it is

RESOLVED, that effective May 1, 2004, the investment practice of the Blue Chip and Aggressive Growth Portfolios be, and hereby is, amended to remove the restriction on the purchase of additional securities when any borrowing from banks exceeds 5% of the Portfolio's assets.

Resolution 2

International Value Portfolio

WHEREAS, the investment practice of the International Value Portfolio currently requires that the Portfolio's assets to be invested in at least three different foreign countries; and

WHEREAS, Lazard Asset Management LLC ("Lazard"), portfolio manager of the International Value Portfolio, desires that the Portfolio's investment practice be amended to remove the requirement; therefore it is

RESOLVED, that effective May 1, 2004, the investment practice of the International Value Portfolio be, and hereby is, amended to remove the requirement that at least 80% of the Portfolio's assets be invested in at least three different foreign countries.

WHEREAS, the investment practice of the International Value Portfolio currently does not restrict the Portfolio on the number of issuers it holds; and

WHEREAS, Lazard desires that the Portfolio's investment practice be amended to limit the number of issuers held by the Portfolio to normally 30 to 45; therefore it is

RESOLVED, that effective May 1, 2004, the investment practice of the International Value Portfolio be, and hereby is, amended to limit the number of issuers held by the Portfolio to normally 30 to 45.

Resolution 3

International Value Portfolio

WHEREAS, the investment practice of the International Value Portfolio currently does not specifically allow borrowing for investment purposes (leveraging); and

WHEREAS, Lazard Asset Management LLC, portfolio manager of the International Value
Portfolio, desires that the Portfolio's investment practice be amended to allow borrowing for investment purposes (leveraging); therefore it is

RESOLVED, that effective May 1, 2004, the investment practice of the International
Value Portfolio be, and hereby is, amended to allow borrowing for investment purposes
(leveraging) to the extent permitted under the Investment Company Act of 1940, as amended.

Resolution 4

Small-Cap Value Portfolio

WHEREAS, the principal investment policy of the Small-Cap Value Portfolio currently requires 80% of its assets to be invested in companies with market capitalizations between $100 million and $1.5 billion at the time of investment; and

WHEREAS, PIMCO Advisors Retail Holdings LLC and NFJ Investment Group, L.P., portfolio manager of the Small-Cap Value Portfolio, desires that the Portfolio's investment policy be amended to require that at least 80% of the Portfolio's assets be invested in companies with market capitalizations between $100 million and $2 billion effective
May 1, 2004; therefore it is

RESOLVED, that effective May 1, 2004, the principal investment policy of the Small-Cap
Value Portfolio be, and hereby is, amended to require that at least 80% of the
Portfolio's assets be invested in companies with market capitalizations between $100 million and $2 billion; and

Resolution 5

Inflation Managed and Managed Bond Portfolios

WHEREAS, the investment practice of the Inflation Managed and Managed Bond Portfolios
currently allows investment in foreign securities, including foreign debt securities, up to 20% of each Portfolio's assets; and

WHEREAS, Pacific Investment Management Company LLC, portfolio manager of the Inflation
Managed and Managed Bond Portfolios, desires that each Portfolio's investment practice be amended to clarify inclusion of debt securities of emerging countries as part of each
Portfolio's existing 20% foreign debt limitation; therefore it is

RESOLVED, that effective May 1, 2004, the investment practice of the Inflation Managed and Managed Bond Portfolios be, and hereby is, amended to allow investments in foreign securities, including debt securities of emerging market countries, of up to 20% of the
Portfolio's assets.

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